Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4/A of ESGL Holdings Limited of our report dated August 12, 2022 relating to the consolidated financial statements of Environmental Solutions Group Holdings Limited as of December 31, 2021 and 2020, and January 1, 2020, and for the years ended December 31, 2021 and 2020. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York

February 27, 2023